UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported) February 1, 2012

Spartan Gold Ltd.
(Exact name of registrant as specified in its charter)

Nevada	001-34996	27-3726384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13951 N. Scottsdale Rd., Suite 233, Scottsdale, AZ	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 391-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

Spartan Gold Ltd.  (the “Company”) has replaced Meyler & Company LLC (the “Former Accounting Firm”) as its independent registered public accounting firm, effective as of February 2, 2012, and has engaged Dale Matheson Carr-Hilton Labonte LLP, 1500-1140 W. Pender Street, Vancouver, BC, V6E 4G1J (the “New Accounting Firm”) as its new independent registered public accounting firm as of and for the year ended December 31, 2011.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Accounting Firm.

Item 4.01(a)	Previous Independent Accountants

(i) On February 2, 2012, the Company replaced the Former Accounting Firm as its independent registered public accounting firm effective on that date.

(ii) The report of the Former Accounting Firm of the Company's financial statements as of and for the year ended December 31, 2010 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) The reports of the Former Accounting Firm on the Company’s financial statements as of and for the year ended December 31, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has incurred net losses since inception and existing uncertain conditions which the Company faces relative to its obtaining capital in the equity markets.

(v) The Company’s Board made the decision to change independent accountants, acting under authority delegated to it, and approved the change of the independent accountants at a Board of Director’s meeting on February 1, 2012.

(iv) During the period from August 20, 2010 through February 1, 2012, there (i) have been no disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (ii) were no reportable events of the kind in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that the Former Accounting Firm furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the Former Accounting Firm is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 4.01(b)	New Independent Accountants

On February 2, 2012, we engaged Dale Matheson Carr-Hilton Labonte LLP (the “New Accounting Firm”) as our independent accountants for the year ending December 31, 2011.  The Board made the decision to engage the New Accounting Firm acting under authority delegated to it and the Board of Directors approved the same on February 1, 2012.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to its appointment as New Accounting Firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

Exhibits

16.1 Letter from Meyler & Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN GOLD LTD.

Date: February 7, 2012	By: /s/ John S. Wittler
John S. Wittler Chief Financial Officer